FOR IMMEDIATE RELEASE

CONTACT
Philip A. Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

CLARUS ANNOUNCES 2006 RESULTS

STAMFORD, CONNECTICUT -- MARCH 14, 2007 -- Clarus Corporation (OTC:CLRS) today announced financial results for the quarter and fiscal year ended December 31, 2006. Clarus reported no revenues for the quarter and fiscal year ended December 31, 2006 and 2005. Net income for the fourth quarter of 2006 was $16,000 or $0.00 per diluted share compared to a net loss of $0.3 million or $0.02 per diluted share during the comparable period of 2005. For the quarter ended December 31, 2006, the increase in net income was primarily due to higher interest income earned on our cash, cash equivalents and marketable securities. Net loss for the fiscal year ended December 31, 2006 was $1.3 million or $0.08 per diluted share compared to a net loss of $1.3 million or $0.08 per diluted share during the comparable period of 2005. For the fiscal year ended December 31, 2006, the $1.5 million increase in interest income from higher investment returns was offset by an increase of $1.5 million in transaction expenses. Transaction expenses were for due diligence and negotiation of potential acquisitions.

As of December 31, 2006, Clarus' cash, cash equivalents and marketable securities were $84.4 million (or $4.94 gross cash per share) compared to $84.9 million as of December 31, 2005. Gross cash per share at December 31, 2006 equals cash, cash equivalents and marketable securities of $84.4 million divided by 17.1 million common shares outstanding. Clarus has provided this Non-GAAP measure because it believes that it is useful to investors assessing the extent of Clarus' assets available for redeployment. Clarus is unaware of any comparable GAAP measure.

Clarus estimates that it has available net operating loss, capital loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $222.9 million, $14.0 million, $1.3 million and $53,000, respectively, which expire in varying amounts beginning in the year 2009, after application of the limitation under Section 382 of the Internal Revenue Code.

Warren Kanders, Clarus’ Executive Chairman of the Board of Directors stated, “We continue our efforts to identify and evaluate suitable acquisition and merger opportunities as part of our strategy to redeploy our cash and utilize our NOL’s, to the extent available.   We also recently announced the hiring of Philip Baratelli, our new Chief Financial Officer, and Gary Julien our new Vice President of Corporate Development.  We are excited about these new appointments, and expect them to help us execute our asset redeployment plans.”

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash, cash equivalent assets and marketable securities to enhance stockholder value.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site at http://www.sec.gov.

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
(In Thousands, Except Share and Per Share Amounts)

ASSETS
	2006	2005

CURRENT ASSETS:
Cash and cash equivalents	$1,731	$23,270
Marketable securities	82,634	61,601
Interest receivable	402	320
Prepaids and other current assets	207	135

Total current assets	84,974	85,326

PROPERTY AND EQUIPMENT, NET	1,699	1,996

OTHER ASSETS:

Deposits and other long term assets	--	956

Total assets	$86,673	$88,278

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$680	$1,461

Total current liabilities	680	1,461

Deferred rent	277	208

Total liabilities	957	1,669

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none issued
Common stock, $.0001 par value; 100,000,000 shares authorized;	--	--
17,188,622 and 17,187,170 shares issued; and 17,113,622 and 17,112,170
outstanding in 2006 and 2005, respectively	2	2
Additional paid in capital	367,945	370,704
Accumulated deficit	(282,238)	(280,947)
Less treasury stock, 75,000 shares at cost	(2)	(2)
Accumulated other comprehensive income/(loss)	9	(88)
Deferred compensation	--	(3,060)

Total stockholders' equity	85,716	86,609

Total liabilities and stockholders' equity	$86,673	$88,278

CLARUS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		YEARS ENDED DECEMBER 31,
	2006	2005	2006	2005
REVENUES:
License fees	$--	$--	$--	$--
Total revenues	--	--	--	--

OPERATING EXPENSES:

General and administrative	973	1,003	3,530	3,504
Transaction expense	18	(59)	1,431	(59)
Depreciation	87	85	346	334
Total operating expenses	1,078	1,029	5,307	3,779

OPERATING LOSS	(1,078)	(1,029)	(5,307)	(3,779)
OTHER EXPENSE	--	(2)	--	(2)
INTEREST INCOME	1,094	773	4,016	2,490
NET INCOME/(LOSS)	$16	$(258)	$(1,291)	$(1,291)

Net income/(loss) per common share:
Basic	$0.00	$(0.02)	$(0.08)	$(0.08)
Diluted	$0.00	$(0.02)	$(0.08)	$(0.08)
Weighted average shares outstanding:
Basic	16,614	16,467	16,613	16,329
Diluted	16,958	16,467	16,613	16,329

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006 and 2005
(In Thousands, Except Share Amounts)

	2006	2005

OPERATING ACTIVITIES:
Net loss	$(1,291)	$(1,291)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	346	334
Amortization of discount and premium on securities, net	(2,405)	(669)
Amortization of deferred employee compensation plans	301	410
Changes in operating assets and liabilities:
(Increase)/decrease in interest receivable, prepaids and other current assets	(154)	77
Decrease/(increase) in deposits and other long-term assets	956	(1)
Decrease in accounts payable and accrued liabilities	(781)	(731)
Increase in deferred rent	69	93
Net cash used in operating activities	(2,959)	(1,778)

INVESTING ACTIVITIES:
Purchase of marketable securities	(161,004)	(93,887)
Proceeds from the sale and maturity of marketable securities	142,473	68,116
Purchase of property and equipment	(49)	(17)
Increase in transaction expense	--	(135)
Net cash used in investing activities	(18,580)	(25,923)

FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	--	2,594
Net cash provided by financing activities	--	2,594

CHANGE IN CASH AND CASH EQUIVALENTS	(21,539)	(25,107)
CASH AND CASH EQUIVALENTS, beginning of year	23,270	48,377
CASH AND CASH EQUIVALENTS, end of year	$1,731	$23,270